UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 27, 2025

Skyworks Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-05560	04-2302115
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5260 California Avenue Irvine, California	92617
(Address of principal executive offices)	(Zip Code)

(949)	231-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.25 per share	SWKS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 27, 2025, Skyworks Solutions, Inc. (“Skyworks”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Skyworks, Qorvo, Inc., a Delaware corporation (“Qorvo”), Comet Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Skyworks (“Merger Sub I”), and Comet Acquisition II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Skyworks (“Merger Sub II”). Pursuant to the Merger Agreement, and subject to the satisfaction or waiver of the conditions specified therein, (i) Merger Sub I will merge with and into Qorvo (the “First Merger”), with Qorvo surviving the First Merger as a wholly owned subsidiary of Skyworks (the “Surviving Corporation”), and (ii) immediately following the First Merger, and as the second step in a single integrated transaction with the First Merger, the Surviving Corporation will merge with and into Merger Sub II (the “Second Merger,” and together with the First Merger, the “Mergers”), with Merger Sub II continuing as the surviving entity in the Second Merger and a wholly owned subsidiary of Skyworks (the “Surviving Company”). Capitalized terms used but not defined herein have the meanings specified in the Merger Agreement.

Skyworks’ Board of Directors (the “Board”) has unanimously approved the Merger Agreement and, subject to certain exceptions set forth in the Merger Agreement, resolved to recommend that Skyworks’ stockholders approve the issuance of Common Stock, par value $0.25 per share, of Skyworks (“Skyworks Common Stock”) pursuant to the Merger Agreement, in accordance with Nasdaq Listing Rule 5635(a).

Merger Consideration

At the effective time of the First Merger (the “Effective Time”), each share of Common Stock, par value $0.0001 per share, of Qorvo (“Qorvo Common Stock”) outstanding immediately prior to the Effective Time (subject to certain exceptions, including shares of Qorvo Common Stock owned by stockholders of Qorvo who have not voted in favor of the adoption of the Merger Agreement and have properly exercised appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”)) will be converted into the right to receive (i) 0.960 (the “Exchange Ratio”) shares of Skyworks Common Stock, without interest, and (ii) $32.50 in cash, without interest (the “Per Share Cash Amount”), subject to applicable withholding taxes (the foregoing clauses (i) and (ii), collectively, the “Merger Consideration”). No fractional shares of Skyworks Common Stock will be issued in the Mergers, and Qorvo stockholders will receive cash in lieu of any fractional shares, as specified in the Merger Agreement.

If the Mergers are consummated, Qorvo Common Stock will be delisted from the Nasdaq Stock Market LLC (“Nasdaq”) and deregistered under the Securities Exchange Act of 1934, as amended. The Exchange Ratio is expected to result in Qorvo equityholders and Skyworks equityholders owning approximately 37% and 63%, respectively, of the combined company on a pro forma basis following the closing of the transactions contemplated by the Merger Agreement (the “Closing,” and the date on which the Closing occurs, the “Closing Date”).

Pursuant to the Merger Agreement, at the Effective Time, each Qorvo restricted stock unit (“Qorvo RSU Award”) that is (i) vested but not yet settled as of immediately prior to the Effective Time, (ii) by its terms becomes vested as a result of the occurrence of the Closing or (iii) is held by a non-employee member of the Qorvo board of directors as of immediately prior to the Effective Time (collectively, the “Accelerated Qorvo RSUs”), shall be cancelled in consideration for the right to receive (A) the Merger Consideration in respect of each share of Qorvo Common Stock that was subject to such Accelerated Qorvo RSU immediately prior to the Effective Time, and (B) an amount in cash equal to all dividend equivalents, if any, accrued but unpaid as of the Effective Time with respect to each such Accelerated Qorvo RSU. The number of shares of Qorvo Common Stock subject to any Accelerated Qorvo RSUs that remains subject to performance-based vesting conditions as of immediately prior to the Closing Date (i.e., any Qorvo RSU Award for which the level of performance vesting has not yet been determined) shall be determined by assuming, in respect of such Qorvo RSU Award, achievement at target performance, subject to certain exceptions for individuals for whom achievement will be assumed at the greater of target performance and actual performance as of immediately prior to the Effective Time.

Pursuant to the Merger Agreement, as of the Effective Time, each Qorvo RSU Award that is outstanding immediately prior to the Effective Time, other than an Accelerated Qorvo RSU, will be assumed by Skyworks and converted automatically into a restricted stock unit award covering shares of Skyworks Common Stock (each, an “Adjusted RSU Award”), on the same terms and conditions as were applicable under the Qorvo RSU Award as of immediately prior to the Effective Time (other than performance-based vesting conditions, which shall not apply following the Effective Time, with dividend equivalents continuing to accrue in respect of such Adjusted RSU Awards and with all accrued dividend equivalents paid at such time as the Adjusted RSU Award is settled), except that the number of shares of Skyworks Common Stock subject to the Adjusted RSU Award as of the Effective Time will be determined by multiplying (i) the number of shares of Qorvo Common Stock subject to the corresponding Qorvo RSU Award immediately prior to the Effective Time, by (ii) the Conversion Ratio, with any fractional shares in the resulting product rounded to the nearest whole share. The number of shares of Qorvo Common Stock subject to any Qorvo RSU Award that remains subject to performance-based vesting conditions as of immediately prior to the Closing Date, including any accrued but unpaid dividend equivalents (i.e., any Qorvo RSU Award for which the level of performance vesting has not yet been determined), shall be determined by assuming, in respect of such Qorvo RSU Award, achievement at target performance, subject to certain exceptions for individuals for whom achievement will be assumed at the greater of target performance and actual performance as of immediately prior to the Effective Time. In the event of a termination of employment of any holder of an Adjusted RSU Award by Skyworks, the Surviving Company or one of their affiliates without “cause” or by such holder with “good reason” (as defined in the applicable Qorvo equity plan or equity award agreement), in each case within the 18-month period following the Closing Date, any such Adjusted RSU Awards held by such holder will accelerate and vest in full. The “Conversion Ratio” means an amount equal to the sum of (A) the Exchange Ratio, plus (B) the quotient obtained by dividing the Per Share Cash Amount by the “Skyworks Measurement Price,” which is the volume weighted average trading price of Skyworks Common Stock on Nasdaq for the five consecutive trading days ending on the trading day immediately preceding the Closing Date, as calculated by Bloomberg L.P.

Governance

Pursuant to the Merger Agreement, immediately following the Effective Time, the Board will be comprised of 11 directors, consisting of (i) the Chief Executive Officer of Skyworks, who will be the Chief Executive Officer of Skyworks following the Closing, (ii) seven directors designated by Skyworks and (iii) three directors designated by Qorvo who are reasonably acceptable to Skyworks, each of whom will hold office until the next annual meeting of stockholders of Skyworks. Promptly following the Closing, the Board will also designate a Chairman. Robert Bruggeworth, Qorvo’s current President, Chief Executive Officer and director, will be one of Qorvo’s designees upon the Closing.

Closing Conditions

Completion of the Mergers is subject to certain closing conditions, including (1) the adoption of the Merger Agreement by the holders of a majority of the shares of Qorvo Common Stock outstanding, (2) the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the approval of the Mergers under certain other antitrust and foreign investment regimes, (3) the absence of any order, injunction or law of such jurisdictions prohibiting the Mergers, (4) the effectiveness of the registration statement pursuant to which shares of Skyworks Common Stock to be issued in the Mergers will be registered with the U.S. Securities and Exchange Commission (the “SEC”), (5) the approval of the issuance of shares of Skyworks Common Stock included in the Merger Consideration by a majority in voting power of Skyworks stockholders present at the Skyworks Stockholder Meeting and entitled to vote thereon, (6) the accuracy of the other party’s representations and warranties, subject to certain standards set forth in the Merger Agreement, (7) compliance in all material respects with the other party’s obligations under the Merger Agreement and (8) the absence of a continuing material adverse effect with respect to each of Skyworks and Qorvo. The parties anticipate the transaction to close early in calendar year 2027.

Financing

In connection with the Merger Agreement, Skyworks entered into a commitment letter, dated as of October 27, 2025, between Skyworks and Goldman Sachs Bank USA (“Goldman Sachs”) (the “Debt Commitment Letter”), pursuant to which Goldman Sachs has agreed to provide, subject to the satisfaction of customary closing conditions, up to $3,050,000,000 of senior unsecured bridge term loans for the purpose of financing a portion of the cash portion of the Merger Consideration, paying related fees and expenses in connection with the Mergers and the other transactions contemplated by the Merger Agreement and, in certain circumstances, to refinance certain of Qorvo’s senior notes. The receipt of financing by Skyworks is not a condition to Skyworks’ obligation to consummate the Mergers.

No Solicitation; Board Recommendation

Each of Skyworks and Qorvo has also agreed not to (a) solicit proposals relating to alternative acquisition transactions or (b) enter into discussions or negotiations or provide non-public information in connection with any proposal for an alternative acquisition transaction from a third party, subject to certain exceptions to permit its respective board of directors to comply with its fiduciary obligations. Each party has further agreed to cease and cause to be terminated any existing discussions or negotiations, if any, with regard to alternative acquisition transactions. However, subject to the conditions specified in the Merger Agreement, prior to receipt of the requisite stockholder approval of each party, each party’s respective board of directors may consider and ultimately change its recommendation with respect to, and may terminate the Merger Agreement in response to, an unsolicited, bona fide acquisition proposal that such board of directors determines in good faith constitutes a Superior Proposal, subject to customary match rights. Each party’s board of directors may also change its recommendation in response to an Intervening Event.

Termination and Fees

The Merger Agreement may be terminated under certain circumstances, including (1) by either Skyworks or Qorvo if the Mergers are not completed by April 27, 2027, which date may be extended to July 27, 2027 and to October 27, 2027, in each case under certain circumstances (the “Outside Date”), (2) by either Skyworks or Qorvo if any specified governmental authority has issued a final non-appealable order or injunction prohibiting the Mergers, (3) by either Skyworks or Qorvo if either party fails to obtain the requisite approval of its stockholders, (4) by either Skyworks or Qorvo if the other party’s board of directors changes its recommendation to its stockholders to vote in favor of the adoption of the Merger Agreement (in the case of Qorvo) or the issuance of Skyworks Common Stock pursuant to the Merger Agreement (in the case of Skyworks), (5) by either party in order to accept a Superior Proposal or (6) by either party if the other party materially breaches its covenants, or breaches its representations and warranties, in the Merger Agreement such that the applicable conditions to closing would not be satisfied, subject in certain cases to the right of the breaching party to cure the breach. Skyworks and Qorvo may also terminate the Merger Agreement by mutual written consent.

Upon termination of the Merger Agreement, each of Skyworks and Qorvo under specified circumstances, including termination by such party to accept a Superior Proposal or termination by the other party upon a change in such party’s board of directors’ recommendation to its stockholders, will be required to pay the other party a termination fee of $298,692,098. Additionally, Skyworks, under specified circumstances, including termination following an injunction arising in connection with certain antitrust or foreign investment laws, or failure to receive certain required regulatory approvals of specified governmental authorities by the Outside Date, will be required to pay Qorvo a termination fee of $100,000,000.

Other Terms of the Merger Agreement

The Merger Agreement contains customary representations, warranties and covenants made by each of the parties, including, among others, covenants regarding the conduct of Skyworks’ and Qorvo’s businesses during the pendency of the transaction, the making of certain public disclosures and other matters as described therein. The parties have agreed to use reasonable best efforts to take all actions necessary to consummate the Mergers, including cooperating to obtain the regulatory approvals necessary to complete the Mergers.

Voting and Support Agreement

Concurrently with the execution of the Merger Agreement, Skyworks and certain stockholders of Qorvo affiliated with Starboard Value (“SBV”), an affiliate of Peter Feld, a member of the board of directors of Qorvo so designated by SBV (each, a “Stockholder”), entered into a Voting and Support Agreement (the “VSA”), pursuant to which each Stockholder has agreed to vote its shares of Qorvo Common Stock in favor of the adoption of the Merger Agreement and the transactions contemplated thereby, and to vote such shares against any competing acquisition proposal or any other action that would reasonably be expected to interfere with the transactions contemplated by the Merger Agreement. As of October 24, 2025, the Stockholders collectively held approximately 8% of Qorvo’s issued and outstanding shares.

Each Stockholder has also agreed, prior to the earliest to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement, (iii) the date of any Qorvo Triggering Event or Skyworks Triggering Event, (iv) the mutual written consent of Skyworks, Qorvo and the applicable Stockholder, (v) the conclusion of the Qorvo stockholder meeting to adopt the Merger Agreement and the transactions contemplated thereby and (vi) nine months from the date of the VSA, not to sell or transfer its shares of Qorvo Common Stock, subject to certain exceptions as specified in the VSA, and has agreed to cease discussions regarding and not to solicit any competing acquisition proposal. The VSA will terminate, as to each Stockholder, upon the earliest to occur of (a) the Effective Time, (b) the termination of the Merger Agreement, (c) the date of any Qorvo Triggering Event or Skyworks Triggering Event and (d) the written consent of Skyworks, Qorvo and the applicable Stockholder.

The foregoing description of the Merger Agreement, the Debt Commitment Letter and the VSA does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, the Debt Commitment Letter, a copy of which is attached hereto as Exhibit 10.1, and the VSA, a copy of which is attached hereto as Exhibit 10.2, each of which is incorporated herein by reference. A copy of the Merger Agreement, the Debt Commitment Letter and the VSA have been included to provide Skyworks stockholders and other security holders with information regarding their terms and are not intended to provide any factual information about Skyworks, Qorvo, Merger Sub I, Merger Sub II or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement, the Debt Commitment Letter and the VSA have been made solely for purposes of the Merger Agreement, the Debt Commitment Letter and the VSA, respectively, and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement, the Debt Commitment Letter and the VSA, respectively; are not intended as statements of fact to be relied upon by Skyworks stockholders or other security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, the Debt Commitment Letter and the VSA, which disclosures are not reflected in the Merger Agreement, the Debt Commitment Letter and the VSA itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by Skyworks stockholders or other security holders. Skyworks stockholders and other security holders are not third-party beneficiaries under the Merger Agreement, the Debt Commitment Letter or the VSA (except, following the Effective Time, with respect to Qorvo stockholders’ right to receive the Merger Consideration and the right of holders of Qorvo equity awards to receive the consideration provided for such equity awards pursuant to the Merger Agreement) and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Skyworks, Qorvo, Merger Sub I, Merger Sub II or their respective affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, the Debt Commitment Letter and the VSA, which subsequent information may or may not be fully reflected in Skyworks’ public disclosures. Skyworks acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading. The Merger Agreement, the Debt Commitment Letter and the VSA should not be read alone but should instead be read in conjunction with the other information regarding the Merger Agreement, the Debt Commitment Letter, the VSA, the Mergers, Skyworks, Qorvo, Merger Sub I, Merger Sub II, their respective affiliates and their respective businesses, that will be contained in, or incorporated by reference into, the Proxy Statement that Skyworks and Qorvo will file, as well as in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings that Skyworks will make with the U.S. Securities and Exchange Commission (the “SEC”).

Item 8.01	Other Events.

On October 28, 2025, Skyworks and Qorvo jointly issued a press release announcing the execution of the Merger Agreement. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Important Information About the Proposed Transaction and Where to Find It

In connection with the Mergers, Skyworks intends to file with the SEC a registration statement on Form S-4 (the “Registration Statement”), which will include a prospectus with respect to the shares of Skyworks’ common stock to be issued in the Mergers and a joint proxy statement for Skyworks’ and Qorvo’s respective stockholders (the “Joint Proxy Statement/Prospectus”). The definitive joint proxy statement (if and when available) will be mailed to stockholders of Skyworks and Qorvo. Each of Skyworks and Qorvo may also file with or furnish to the SEC other relevant documents regarding the Mergers. This communication is not a substitute for the Registration Statement, the Joint Proxy Statement/Prospectus or any other document that Skyworks or Qorvo may mail to their respective stockholders in connection with the Mergers.

INVESTORS AND SECURITY HOLDERS OF SKYWORKS AND QORVO ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT WHEN THEY BECOME AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE MERGERS OR INCORPORATED BY REFERENCE INTO THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING SKYWORKS, QORVO, THE MERGERS AND RELATED MATTERS.

The documents filed by Skyworks with the SEC also may be obtained free of charge at Skyworks’ website at https://www.skyworksinc.com/investors or upon written request to Skyworks at investor.relations@skyworksinc.com. The documents filed by Qorvo with the SEC also may be obtained free of charge at Qorvo’s website at https://ir.qorvo.com/ or upon written request to Qorvo at investor-relations@qorvo.com. These documents filed with the SEC are also available for free to the public at the website maintained by the SEC at www.sec.gov.

Participants in the Solicitation

Skyworks, Qorvo and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Skyworks and Qorvo in connection with the Mergers under the rules of the SEC.

Information about the interests of the directors and executive officers of Skyworks and Qorvo and other persons who may be deemed to be participants in the solicitation of stockholders of Skyworks and Qorvo in connection with the Mergers and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Joint Proxy Statement/Prospectus, which will be filed with the SEC.

Information about Skyworks’ directors and executive officers and their ownership of Skyworks’ common stock is set forth in Skyworks’ proxy statement for its 2025 Annual Meeting of Stockholders on Schedule 14A filed with the SEC on March 28, 2025. To the extent that holdings of Skyworks’ securities have changed since the amounts printed in Skyworks’ proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 and Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC.

Information about Qorvo’s directors and executive officers and their ownership of Qorvo’s common stock is set forth in Qorvo’s proxy statement for its 2025 Annual Meeting of Stockholders on Schedule 14A filed with the SEC on June 26, 2025. To the extent that holdings of Qorvo’s securities have changed since the amounts printed in Qorvo’s proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 and Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC.

Additional information regarding the direct and indirect interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available. Free copies of these documents may be obtained as described above.

No Offer or Solicitation

This communication is for informational purposes only and does not constitute, or form a part of, an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Cautionary Statement Regarding Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Skyworks’ and Qorvo’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, their respective businesses and industries, management’s beliefs and certain assumptions made by Skyworks and Qorvo, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining shareholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies, expansion and growth of Qorvo’s and Skyworks’ businesses and other conditions to the completion of the proposed transaction; (ii) failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the transaction or integrating the businesses of Skyworks and Qorvo; (iii) Skyworks’ and Qorvo’s ability to implement their business strategies; (iv) pricing trends; (v) potential litigation relating to the proposed transaction that could be instituted against Skyworks, Qorvo or their respective directors; (vi) the risk that disruptions from the proposed transaction will harm Skyworks’ or Qorvo’s business, including current plans and operations; (vii) the ability of Skyworks or Qorvo to retain and hire key personnel; (viii) potential adverse reactions or changes to business relationships resulting from the announcement, pendency or completion of the proposed transaction; (ix) uncertainty as to the long-term value of Skyworks’ common stock; (x) legislative, regulatory and economic developments affecting Skyworks’ and Qorvo’s businesses; (xi) general economic and market developments and conditions; (xii) the evolving legal, regulatory and tax regimes under which Skyworks and Qorvo operate; (xiii) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect Skyworks’ or Qorvo’s financial performance; (xiv) restrictions during the pendency of the proposed transaction that may impact Skyworks’ or Qorvo’s ability to pursue certain business opportunities or strategic transactions; (xv) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as Skyworks’ and Qorvo’s response to any of the aforementioned factors; and (xvi) failure to receive the approval of the stockholders of Skyworks and Qorvo. These risks, as well as other risks associated with the proposed transaction, are more fully discussed in the proxy statement/prospectus to be filed with the U.S. Securities and Exchange Commission in connection with the proposed transaction. While the list of factors presented here is, and the list of factors presented in the proxy statement/prospectus will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Skyworks’ or Qorvo’s consolidated financial condition, results of operations or liquidity. Neither Skyworks nor Qorvo assumes any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1*	Agreement and Plan of Merger, dated as of October 27, 2025, by and among Skyworks Solutions, Inc., Qorvo, Inc., Comet Acquisition Corp. and Comet Acquisition II, LLC
10.1	Commitment Letter, dated as of October 27, 2025, by and between Skyworks Solutions, Inc. and Goldman Sachs Bank USA
10.2	Voting and Support Agreement, dated as of October 27, 2025, by and between Skyworks Solutions, Inc. and certain affiliates of Starboard Value
99.1	Press Release, dated October 28, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*            Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally a copy of any omitted schedule upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyworks Solutions, Inc.

October 28, 2025	By:	/s/ Robert J. Terry
	Name:	Robert J. Terry
	Title:	Senior Vice President, General Counsel and Secretary